CERTIFICATE NUMBER

# Hebron

INCORPORATED UNDER THE LAWS OF BRITISH VIRGIN ISLANDS

SHARES

PAR VALUE $0.001
CLASS B COMMON SHARES

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON SHARES PAR VALUE OF $0.001 EACH OF

## HEBRON TECHNOLOGY CO., Ltd.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

ANYUAN SUN
Chief Executive Officer

STEVEN FU
Chief Financial Officer

HEBRON TECHNOLOGY CO., LTD.
Corporate
Seal
BRITISH VIRGIN ISLANDS

15500 Roosevelt Boulevard, Suite 301, Clearwater FL, 33760
727.289.0010